Exhibit 99.1

News Release

PIONEER NATURAL RESOURCES ANNOUNCES PRICING OF PUBLIC OFFERING OF $750.0 MILLION OF

0.550% SENIOR NOTES DUE 2023

Dallas, Texas, May 10, 2021 – Pioneer Natural Resources Company (NYSE: PXD) (“Pioneer” or “the Company”) today announced that it has priced a public offering of $750.0 million of 0.550% Senior Notes that will mature May 15, 2023 (the “Notes”), pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. The price to the public for the Notes is 99.994% of the principal amount.

The Company intends to use the net proceeds of $748 million from the offering, after deducting underwriting discounts (excluding fees and expenses of the offering), to finance the redemption of all outstanding 7.750% Senior Notes due 2025 issued jointly by Double Eagle III Midco 1 LLC and Double Eagle Finance Corporation (the “Issuers”), which were indirect wholly-owned subsidiaries of DoublePoint Energy, LLC prior to the Company’s acquisition of the Issuers on May 4, 2021, and for general corporate purposes.

Interest on the Notes will be payable on May 15 and November 15 of each year. The first interest payment will be due on November 15, 2021, and will consist of interest from closing to that date. The offering is expected to close on May 18, 2021, subject to the satisfaction of customary closing conditions.

Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC will act as Joint Book-Running Managers for the offering. When available, a copy of the preliminary prospectus supplement and accompanying base prospectus relating to the offering may be obtained from: Goldman Sachs & Co. LLC at: 200 West Street, New York, NY 10282, Attention: Prospectus Department, E-mail: Prospectus-ny@ny.email.gs.com, Telephone: 1 (866) 471-2526, Facsimile: 1 (212) 902-9316; Morgan Stanley & Co. LLC at: 180 Varick Street, New York, NY 10014, Attention: Prospectus Department, E-mail: prospectus@morganstanley.com, Telephone: 1 (866) 718-1649; TD Securities (USA) LLC at: 1 Vanderbilt Avenue, 12th Floor, New York, New York 10017, Attention: Syndicate Department, Telephone: 1 (855) 495-9846; or Wells Fargo Securities, LLC at: 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, E-mail: wfscustomerservice@wellsfargo.com, Telephone: 1 (800) 645-3751.

An electronic copy of the preliminary prospectus supplement and accompanying base prospectus may also be obtained at no charge at the Securities and Exchange Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering will be made pursuant to an effective shelf registration statement, which was previously filed by Pioneer with the Securities and Exchange Commission, and a prospectus supplement and accompanying prospectus, which will be filed by Pioneer with the Securities and Exchange Commission.

Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, Texas, with operations in the United States.

Cautionary Statement Regarding Forward-Looking Information

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this news release specifically include statements regarding the redemption. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, product supply and demand, the impact of a widespread outbreak of an illness, such as the COVID-19 pandemic, global and U.S. economic activity, government regulation or action, Pioneer’s ability to implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to Pioneer’s credit facility, investment instruments and derivative contracts and purchasers of Pioneer’s oil, natural gas liquids and gas production, and acts of war or terrorism. These and other risks are described in Pioneer’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and other filings with the Securities and Exchange Commission. In addition, Pioneer may be subject to currently unforeseen risks that may have a materially adverse impact on it. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Pioneer undertakes no duty to publicly update these statements except as required by law.

Pioneer Natural Resources Company Contacts:

Investors

Neal Shah - 972-969-3900

Tom Fitter - 972-969-1821

Michael McNamara - 972-969-3592

Greg Wright – 972-969-1770

Media and Public Affairs

Tadd Owens - 972-969-5760